EXHIBIT 11
                            MEDICAL INNOVATIONS, INC.

                        COMPUTATION OF PER SHARE EARNINGS
                                                       QUARTERS ENDED MARCH 31,
                                                      -------------------------
PRIMARY:                                                 1995            1994
                                                      -----------   -----------
Net income applicable to common stock .............   $   261,391   $   251,169

Adjustment to net income to reduce interest expense
  and increase interest income, net of tax effect .        35,795         3,338
                                                      -----------   -----------
Net income applicable to common and common
  equivalent shares ...............................   $   297,186   $   254,507
                                                      ===========   ===========

Weighted average common shares outstanding ........    12,569,111    12,989,448

Effect of stock options and warrants ..............     1,755,020     1,617,221
                                                      -----------   -----------
Weighted average common and common
  equivalent shares ...............................    14,324,131    14,606,669
                                                      ===========   ===========
Net income per common and common
  equivalent share - primary ......................   $      0.02   $      0.02
                                                      ===========   ===========
FULLY DILUTED:

Net income applicable to common stock .............   $   261,391   $   251,169

Adjustment to net income to reduce interest expense
  and increase interest income, net of tax effect .        32,808         3,405
                                                      -----------   -----------
Net income applicable to common and common
  equivalent shares ...............................   $   294,199   $   254,574
                                                      ===========   ===========
Weighted average common and common
  equivalent shares ...............................    14,324,131    14,606,669

Additional effect of stock options and warrants ...          --            --
                                                      -----------   -----------
Weighted average common and common
  equivalent shares ...............................    14,324,131    14,606,669
                                                      ===========   ===========
Net income per common and common
  equivalent shares - fully diluted ...............   $      0.02   $      0.02
                                                      ===========   ===========